Exhibit 99.1

News Release

Contact:
William L. Prater	Will Fisackerly
Senior Executive Vice President and	Senior Vice President and
Chief Financial Officer	Director of Corporate Finance
662/680-2536	662/680-2475

BancorpSouth Announces Third Quarter 2014 Earnings

TUPELO, MS, October 20, 2014/PRNewswire — BancorpSouth, Inc. (NYSE: BXS) today announced financial results for the quarter and nine months ended September 30, 2014.

Highlights for the third quarter of 2014 included:

•	Net income of $28.8 million or $0.30 per diluted share.

•	Net operating income of $30.8 million or $0.32 per diluted share.

•	Progress toward remediating Bank Secrecy Act (“BSA”) and anti-money-laundering (“AML”) compliance weaknesses, which resulted in one-time pre-tax costs during the quarter of $3.1 million.

•	Generated net loan growth of $198.9 million, or 8.5 percent annualized, which represents the sixth consecutive quarter of net loan growth.

•	Net interest margin increased to 3.62 percent from 3.59 percent for the second quarter of 2014.

•	Meaningful growth in several non-interest revenue sources, including insurance commission revenue.

•	Non-performing loans and leases (“NPLs”) declined $4.7 million, or 6.4 percent, compared to the second quarter of 2014, while non-performing assets (“NPAs”) decreased $17.3 million, or 13.4 percent, over the same period.

The Company reported net income of $28.8 million, or $0.30 per diluted share, for the third quarter of 2014 compared with net income of $24.9 million, or $0.26 per diluted share, for the third quarter of 2013 and net income of $30.9 million, or $0.32 per diluted share, for the second quarter of 2014. Additionally, the Company reported net income of $88.1 million, or $0.92 per

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BancorpSouth, Inc.

Box 789 • Tupelo, MS 38802-0789 • (662) 680-2000

BXS Announces Third Quarter Results

October 20, 2014

diluted share, for the first nine months of 2014 compared to $66.4 million, or $0.70 per diluted share, for the first nine months of 2013.

The Company reported net operating income (excluding merger related and other non-operating expenses) of $30.8 million, or $0.32 per diluted share, for the third quarter of 2014 compared to $27.7 million, or $0.29 per diluted share, for the third quarter of 2013 and $31.5 million, or $0.33 per diluted share, for the second quarter of 2014.

The Company incurred pre-tax costs totaling $3.1 million during the quarter related to BSA and AML compliance remediation that are considered to be one-time in nature. This reflects the Company’s estimate of total one-time costs necessary to complete its enhancements to these programs. Annual ongoing costs associated with these programs are expected to total approximately $3 million pre-tax, $0.5 million of which is reflected in the third quarter results.

“Our results for the third quarter reflect continued positive momentum in several core fundamental areas of our company performance,” remarked Dan Rollins, Chairman and Chief Executive Officer. “Our lending team continues to win new business, which resulted in net quarterly loan growth of over eight percent on an annualized basis. We are also pleased with our ability to continue to maintain our net interest margin despite continued pressure on loan yields. Additionally, we benefitted from continued growth in several of our noninterest revenue line items, including insurance commission revenue. With that said, the primary focus of our efforts during the quarter has been on remediating the regulatory concerns identified regarding our BSA and AML processes. We are pleased with the progress that we have made on these efforts and our people continue to work diligently to make the necessary improvements.”

Earnings for the quarter reflect no recorded provision for credit losses, which is consistent with no recorded provision for the second quarter of 2014 and a decline from $0.5 million for the third quarter of 2013. NPLs declined $4.7 million, or 6.4 percent, during the third quarter of 2014 to $68.9 million at September 30, 2014 compared with $73.7 million at June 30, 2014 and declined $75.4 million, or 52.2 percent, from $144.3 million at September 30, 2013. In addition, total NPAs declined $17.3 million, or 13.4 percent, to $111.6 million at September 30, 2014 compared with $128.9 million at June 30, 2014 and declined $109.6 million, or 49.5 percent, from $221.2 million at September 30, 2013. Net charge-offs were $3.2 million for the third quarter of 2014 compared with $2.6 million for the second quarter of 2014 and $7.6 million for the third quarter of 2013.

Net Interest Revenue

Net interest revenue was $105.6 million for the third quarter of 2014, an increase of 5.4 percent from $100.2 million for the third quarter of 2013 and an increase of 2.5 percent from $103.1 million for the second quarter of 2014. The fully taxable equivalent net interest margin was 3.62 percent for the third quarter of 2014 compared to 3.45 percent for the third quarter of 2013 and 3.59 percent for the second quarter of 2014. Yields on loans and leases declined to 4.36 percent for the third quarter of 2014 compared with 4.55 percent for the third quarter of 2013 and 4.38 percent for the second quarter of 2014, while yields on total interest earning assets were relatively flat at 3.89 percent for the third quarter of 2014 compared with 3.85 percent for the

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BXS Announces Third Quarter Results

October 20, 2014

third quarter of 2013 and 3.88 percent for the second quarter of 2014. The average cost of deposits was 0.28 percent for the third quarter of 2014 compared to 0.36 percent for the third quarter of 2013 and 0.28 percent for the second quarter of 2014.

Asset, Deposit and Loan Activity

Total assets were $13.1 billion at September 30, 2014 compared with $12.9 billion at September 30, 2013. Loans and leases, net of unearned income, were $9.5 billion at September 30, 2014 compared with $8.8 billion at September 30, 2013.

Total deposits were $10.7 billion at both September 30, 2014 and September 30, 2013. The decrease in time deposits of $326.4 million, or 13.6 percent, at September 30, 2014 compared to September 30, 2013 was partially offset by growth in noninterest bearing demand deposits, which increased $213.4 million, or 8.2 percent, over the same period. Additionally, savings deposits increased $91.6 million, or 7.5 percent, while interest bearing demand deposits remained relatively flat, over the same period. As of September 30, 2014, $804.3 million of time deposits were scheduled to mature during the following two quarters at a weighted average rate of 0.89 percent.

Provision for Credit Losses and Allowance for Credit Losses

For the third quarter of 2014, no provision for credit losses was recorded, compared with $0.5 million for the third quarter of 2013 and no recorded provision for the second quarter of 2014. Net charge-offs for the third quarter of 2014 were $3.2 million, compared with $7.6 million for the third quarter of 2013 and $2.6 million for the second quarter of 2014. Recoveries of previously charged-off loans were $3.3 million for the third quarter of 2014, compared with $4.3 million for the third quarter of 2013 and $3.0 million for the second quarter of 2014. Annualized net charge-offs were 0.13 percent of average loans and leases for the third quarter of 2014, compared with 0.35 percent for the third quarter of 2013 and 0.11 percent for the second quarter of 2014.

NPLs were $68.9 million, or 0.72 percent of net loans and leases, at September 30, 2014, compared with $144.3 million, or 1.65 percent of net loans and leases, at September 30, 2013, and $73.7 million, or 0.79 percent of net loans and leases, at June 30, 2014. The allowance for credit losses was $144.0 million, or 1.51 percent of net loans and leases, at September 30, 2014 compared with $154.0 million, or 1.76 percent of net loans and leases, at September 30, 2013 and $147.1 million, or 1.58 percent of net loans and leases, at June 30, 2014.

NPLs at September 30, 2014 consisted primarily of $54.6 million of nonaccrual loans, compared with $64.5 million of nonaccrual loans at June 30, 2014. Payments received on nonaccrual loans during the third quarter of 2014 totaled $11.9 million, compared with payments received on such loans of $12.9 million during the second quarter of 2014. NPLs at September 30, 2014 also included $1.9 million of loans 90 days or more past due and still accruing, compared with $2.4 million of such loans at June 30, 2014, and included restructured loans still accruing of $12.4 million at September 30, 2014, compared with $6.7 million of such loans at June 30, 2014. Early

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BXS Announces Third Quarter Results

October 20, 2014

stage past due loans, representing loans 30-89 days past due, totaled $24.4 million at September 30, 2014 compared to $28.8 million at June 30, 2014.

Included in nonaccrual loans at September 30, 2014 were $31.7 million of loans, or 58.1 percent of total nonaccrual loans, that were paying as agreed, compared with $36.6 million, or 56.7 percent of total nonaccrual loans, that were paying as agreed at June 30, 2014. These loans were generally placed on nonaccrual status because the collateral values were less than the outstanding balances, and because of uncertainty as to whether the borrowers possessed adequate liquidity or would be able to generate sufficient cash flow to satisfy the debt given the short-fall in collateral values. Such loans are generally deemed to be impaired, with a specific reserve established for the difference in the balance owed and the disposition value of the collateral.

Other real estate owned (“OREO”) decreased $12.6 million to $42.7 million during the third quarter of 2014 from $55.3 million at June 30, 2014. This net decrease reflected $3.5 million of OREO added through foreclosure, offset by sales of OREO of $14.4 million. Write-downs in the value of existing properties were $1.6 million for the third quarter of 2014 compared to $2.2 million for the second quarter of 2014. Sales of OREO during the third quarter of 2014 resulted in a net loss of $3.3 million compared to a net loss of $1.1 million for the second quarter of 2014. At September 30, 2014, OREO was carried at 39.8 percent of the aggregate loan balances at the time of foreclosure, compared with 44.2 percent at June 30, 2014.

Noninterest Revenue

Noninterest revenue was $69.3 million for the third quarter of 2014, compared with $62.5 million for the third quarter of 2013 and $69.8 million for the second quarter of 2014. These results included a positive mortgage servicing rights (“MSR”) valuation adjustment of $0.6 million for the third quarter of 2014 compared with a negative MSR valuation adjustment of $0.2 million for the third quarter of 2013 and a negative MSR valuation adjustment of $2.1 million for the second quarter of 2014.

Excluding the MSR valuation adjustments, net mortgage lending revenue was $6.3 million for the third quarter of 2014, compared with $5.4 million for the third quarter of 2013 and $11.2 million for the second quarter of 2014. Mortgage origination volume for the third quarter of 2014 was $305.7 million, compared with $341.9 million for the third quarter of 2013 and $291.0 million for the second quarter of 2014.

Credit and debit card fee revenue was $9.0 million for the third quarter of 2014, compared with $8.8 million for the third quarter of 2013 and $8.6 million for the second quarter of 2014. Deposit service charge revenue was $13.1 million for the third quarter of 2014, compared with $13.7 million for the third quarter of 2013 and $12.4 million for the second quarter of 2014. Insurance commission revenue was $29.2 million for the third quarter of 2014, compared with $23.8 million for the third quarter of 2013 and $28.6 million for the second quarter of 2014.

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BXS Announces Third Quarter Results

October 20, 2014

Noninterest Expense

Noninterest expense for the third quarter of 2014 was $133.7 million, compared with $129.4 million for the third quarter of 2013 and $128.0 million for the second quarter of 2014. Salaries and employee benefits expense was $77.5 million for the third quarter of 2014 compared to $73.5 million for the third quarter of 2013 and $74.7 million for the second quarter of 2014. Foreclosed property expense was $5.7 million for the third quarter of 2014 compared with $3.3 million for the third quarter of 2013 and $4.2 million for the second quarter of 2014. Deposit insurance assessments were $2.1 million for the third quarter of 2014 compared to $3.3 million for the third quarter of 2013 and $2.0 million for the second quarter of 2014. Noninterest expense for the third quarter of 2014 includes pre-tax costs totaling $3.1 million related to BSA and AML compliance remediation that are considered to be one-time in nature. This reflects the Company’s estimate of total one-time costs necessary to complete its enhancements to its BSA and AML compliance programs. Noninterest expense for the third quarter of 2013 included pre-tax charges of $2.9 million related to the write-off of unamortized issuance costs associated with the redemption of trust preferred securities and $2.8 million to increase the litigation accrual related to probable losses associated with various legal proceedings.

Capital Management

BancorpSouth is a “well capitalized” financial holding company, as defined by federal regulations, with Tier 1 risk-based capital of 13.18 percent at September 30, 2014 and total risk based capital of 14.43 percent, compared with required minimum levels of 6 percent and 10 percent, respectively, for “well capitalized” classification. The Company’s equity capitalization consists of 100 percent common stock. BancorpSouth’s ratio of shareholders’ equity to assets was 12.32 percent at September 30, 2014, compared with 11.46 percent at September 30, 2013 and 12.24 percent at June 30, 2014. The ratio of tangible shareholders’ equity to tangible assets was 10.14 percent at September 30, 2014, compared with 9.43 percent at September 30, 2013 and 10.03 percent at June 30, 2014.

Transaction Closings and Announcements

On December 18, 2013, BancorpSouth Insurance Services, Inc. acquired the assets of Houston, Texas based GEM Insurance Agencies, LP (“GEM”). GEM was formed in 1954 and produces annual commission revenues of approximately $9 million. As a part of the transaction, the Company’s existing Houston office re-located into GEM’s current office located at 3355 West Alabama Street in Houston. The combined operations are expected to produce annual revenues of approximately $11 million.

On January 8, 2014, the Company announced the signing of a definitive merger agreement with Ouachita Bancshares Corp., parent company of Ouachita Independent Bank (collectively referred to as “OIB”), headquartered in Monroe, Louisiana, pursuant to which Ouachita Bancshares Corp. will be merged with and into the Company. OIB operates 12 full-service banking offices along the I-20 corridor and has loan production offices in Madison, Mississippi and Natchitoches, Louisiana. As of September 30, 2014, OIB, on a consolidated basis, reported total assets of $640.2 million, total loans of $483.0 million and total deposits of $537.6 million. Under the

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BXS Announces Third Quarter Results

October 20, 2014

terms of the definitive agreement, the Company will issue approximately 3,675,000 shares of the Company’s common stock plus $22.875 million in cash for all outstanding shares of Ouachita Bancshares Corp.’s capital stock, subject to certain conditions and potential adjustments. The terms of the amended agreement provide for a minimum total deal value of $107.5 million but also allow Ouachita Bancshares Corp. to terminate the agreement if the average closing price of the Company’s common stock declines below a certain threshold prior to closing. The merger has been unanimously approved by the Board of Directors of each company and was approved by OIB shareholders on April 8, 2014. On July 21, 2014, the Company announced the merger agreement was extended to allow for additional time to obtain the necessary regulatory approvals and to satisfy all closing conditions. The transaction is expected to close shortly after receiving all required regulatory approvals, although the Company can provide no assurance that the merger will close timely or at all.

On January 21, 2014, the Company announced the signing of a definitive merger agreement with Central Community Corporation, headquartered in Temple, Texas, pursuant to which Central Community Corporation will be merged with and into the Company. Central Community Corporation is the parent company of First State Bank Central Texas (“First State Bank”), which is headquartered in Austin, Texas. First State Bank operates 31 full-service banking offices in central Texas. As of September 30, 2014, Central Community Corporation, on a consolidated basis, reported total assets of $1.4 billion, total loans of $570.7 million and total deposits of $1.1 billion. Under the terms of the definitive agreement, the Company will issue approximately 7,250,000 shares of the Company’s common stock plus $28.5 million in cash for all outstanding shares of Central Community Corporation’s capital stock, subject to certain conditions and potential adjustments. The terms of the amended agreement provide for a minimum total deal value of $191.0 million but also allow Central Community Corporation to terminate the agreement if the average closing price of the Company’s common stock declines below a certain threshold prior to closing. The merger has been unanimously approved by the Board of Directors of each company and was approved by Central Community Corporation shareholders on April 24, 2014. On July 21, 2014, the Company announced the merger agreement was extended to allow for additional time to obtain the necessary regulatory approvals and to satisfy all closing conditions. The transaction is expected to close shortly after receiving all required regulatory approvals, although the Company can provide no assurance that the merger will close timely or at all.

For additional information regarding the status of the merger with Ouachita Bancshares Corp. and the status of the merger with Central Community Corporation, please refer to the Current Report on Form 8-K that was previously filed with the Securities and Exchange Commission (the “SEC”) on July 24, 2014, Part II, Item 5 of the Quarterly Report on Form 10-Q that was previously filed with the SEC on August 6, 2014 and the Current Report on Form 8-K that was previously filed with the SEC on September 4, 2014.

On April 9, 2014, BancorpSouth Insurance Services, Inc. acquired assets of Lafayette, Louisiana based Knox Insurance Group, LLC. Knox was formed in 1972 and currently produces annual revenues of approximately $3 million. Knox will continue to operate under current leadership in Lafayette.

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BXS Announces Third Quarter Results

October 20, 2014

Summary

Rollins concluded, “Our teammates are working daily to enhance core operating performance. We are seeing the benefits of our sales efforts, as we continue to report meaningful quarter to quarter loan growth as well as growth in several of our noninterest lines of business. We also are working on projects daily that will improve efficiency in quarters and years to come. We are hopeful that our efforts in working through the necessary improvements to our compliance programs will result in a timely resolution to the BSA and AML concerns and ultimately allow us to close our two pending bank transactions.”

Conference Call

BancorpSouth will conduct a conference call to discuss its third quarter 2014 results on October 21, 2014, at 10:00 a.m. (Central Time). Investors may listen via the Internet by accessing BancorpSouth’s website at http://www.bancorpsouth.com. A replay of the conference call will be available at BancorpSouth’s website for at least two weeks following the call.

About BancorpSouth, Inc.

BancorpSouth, Inc. is a financial holding company headquartered in Tupelo, Mississippi, with $13.1 billion in assets. BancorpSouth Bank, a wholly-owned subsidiary of BancorpSouth, Inc., operates approximately 300 commercial banking, mortgage, and insurance locations in Alabama, Arkansas, Florida, Louisiana, Mississippi, Missouri, Tennessee and Texas, including an insurance location in Illinois.

Forward-Looking Statements

Certain statements contained in this news release may not be based upon historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by their reference to a future period or periods or by the use of forward-looking terminology such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “foresee,” “hope,” “intend,” “may,” “might,” “plan,” “will,” or “would” or future or conditional verb tenses and variations or negatives of such terms. These forward-looking statements include, without limitation, those relating to the terms, timing and closings of the proposed mergers with Ouachita Bancshares Corp. and Central Community Corporation, the Company’s ability to satisfy the requirements of the consent order issued by the FDIC and the Mississippi Department of Banking and Consumer Finance (“Mississippi Banking Department”), the Company’s undertaking and performance of the necessary actions to remediate and fully resolve those concerns regarding the Company’s procedures, systems and processes related to certain of its compliance programs, including its Bank Secrecy Act and anti-money-laundering programs, that have been identified by its federal bank regulators, the findings and results of the investigation by the Consumer Financial Protection Bureau (the “CFPB”) of the Company’s fair lending practices, the acceptance by customers of Ouachita Bancshares Corp. and Central Community Corporation of the Company’s products and services if the proposed mergers close, the outcome of any instituted, pending or threatened material litigation, amortization expense for intangible assets, goodwill impairments, loan impairment, utilization of appraisals and inspections for real estate loans, maturity, renewal or extension of construction, acquisition and development loans, net interest revenue, fair value determinations, the amount of the Company’s non-performing loans and leases, additions to OREO, credit quality, credit losses, liquidity, off-balance sheet commitments and arrangements, valuation of mortgage servicing rights, allowance and provision for credit losses, continued weakness in the economic environment, early identification and resolution of credit issues, utilization of non-GAAP financial measures, the ability of the Company to collect all amounts due according to the contractual terms of loan agreements, the Company’s reserve for losses from representation and warranty obligations, the Company’s foreclosure process related to mortgage loans, the resolution of non-performing loans that are collaterally dependent, real estate values, fully-indexed interest rates, interest rate risk, interest rate sensitivity, calculation of economic value of equity, impaired loan charge-offs, troubled debt restructurings, diversification of the Company’s revenue stream, liquidity needs and strategies, sources of funding, net interest margin, declaration and payment of dividends, cost saving initiatives, improvement in the Company’s efficiencies, operating expense trends, future acquisitions and consideration to be used therefor, the impact of litigation regarding debit card fees and the impact of certain claims and ongoing, pending or threatened litigation, administrative and investigatory matters.

The Company cautions readers not to place undue reliance on the forward-looking statements contained in this news release, in that actual results could differ materially from those indicated in such forward-looking statements as a result of a variety of factors. These factors may include, but

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BXS Announces Third Quarter Results

October 20, 2014

are not limited to, the ability of the Company to resolve to the satisfaction of its federal bank regulators those identified concerns regarding the Company’s procedures, systems and processes related to certain of its compliance programs, including its Bank Secrecy Act and anti-money laundering programs, the Company’s ability to comply with the consent order issued by the FDIC and the Mississippi Banking Department, the findings and results of the CFPB in its review of the Company’s fair lending practices, the ability of the Company, Ouachita Bancshares Corp. and Central Community Corporation to obtain regulatory approval of and close the proposed mergers, the potential impact upon the Company of the delay in the closings of these proposed mergers, the impact of any ongoing, pending or threatened litigation, administrative and investigatory matters involving the Company, conditions in the financial markets and economic conditions generally, the adequacy of the Company’s provision and allowance for credit losses to cover actual credit losses, the credit risk associated with real estate construction, acquisition and development loans, losses resulting from the significant amount of the Company’s OREO, limitations on the Company’s ability to declare and pay dividends, the availability of capital on favorable terms if and when needed, liquidity risk, governmental regulation, including the Dodd-Frank Act, and supervision of the Company’s operations, the short-term and long-term impact of changes to banking capital standards on the Company’s regulatory capital and liquidity, the impact of regulations on service charges on the Company’s core deposit accounts, the susceptibility of the Company’s business to local economic and environmental conditions, the soundness of other financial institutions, changes in interest rates, the impact of monetary policies and economic factors on the Company’s ability to attract deposits or make loans, volatility in capital and credit markets, reputational risk, the impact of the loss of any key Company personnel, the impact of hurricanes or other adverse weather events, any requirement that the Company write down goodwill or other intangible assets, diversification in the types of financial services the Company offers, the Company’s ability to adapt its products and services to evolving industry standards and consumer preferences, competition with other financial services companies, risks in connection with completed or potential acquisitions, the Company’s growth strategy, interruptions or breaches in the Company’s information system security, the failure of certain third-party vendors to perform, unfavorable ratings by rating agencies, dilution caused by the Company’s issuance of any additional shares of its common stock to raise capital or acquire other banks, bank holding companies, financial holding companies and insurance agencies, other factors generally understood to affect the assets, business, cash flows, financial condition, liquidity, prospects and/or results of operations of financial services companies and other factors detailed from time to time in the Company’s press and news releases, reports and other filings with the SEC. Forward-looking statements speak only as of the date that they were made, and, except as required by law, the Company does not undertake any obligation to update or revise forward-looking statements to reflect events or circumstances that occur after the date of this news release.

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BXS Announces Third Quarter Results

October 20, 2014

BancorpSouth, Inc.

Selected Financial Information

(Dollars in thousands, except per share data)

(Unaudited)

	Quarter Ended 9/30/2014	Quarter Ended 6/30/2014	Quarter Ended 3/31/2014	Quarter Ended 12/31/2013	Quarter Ended 9/30/2013
Earnings Summary:
Interest revenue	$113,922	$111,499	$110,599	$112,510	$111,961
Interest expense	8,309	8,418	9,076	10,093	11,720

Net interest revenue	105,613	103,081	101,523	102,417	100,241
Provision for credit losses	—	—	—	—	500

Net interest revenue, after provision for credit losses	105,613	103,081	101,523	102,417	99,741
Noninterest revenue	69,278	69,838	66,517	65,125	62,514
Noninterest expense	133,699	127,954	126,707	127,830	129,397

Income before income taxes	41,192	44,965	41,333	39,712	32,858
Income tax expense	12,414	14,097	12,889	12,014	8,001

Net income	$28,778	$30,868	$28,444	$27,698	$24,857

Balance Sheet - Period End Balances
Total assets	$13,071,557	$12,985,887	$13,143,555	$13,029,733	$12,916,153
Total earning assets	11,929,416	11,794,445	11,948,897	11,814,060	11,765,785
Total securities	2,211,462	2,332,192	2,426,758	2,466,989	2,554,156
Loans and leases, net of unearned income	9,510,542	9,311,661	9,068,376	8,958,015	8,773,115
Allowance for credit losses	143,950	147,132	149,704	153,236	153,974
Total deposits	10,701,537	10,670,414	10,811,790	10,773,836	10,717,946
Long-term debt	81,742	83,835	85,835	81,714	83,500
Total shareholders’ equity	1,610,543	1,588,850	1,554,676	1,513,130	1,480,611
Balance Sheet - Average Balances
Total assets	$12,987,103	$12,933,879	$13,087,128	$12,955,127	$12,928,505
Total earning assets	11,892,493	11,825,994	11,958,836	11,869,072	11,846,790
Total securities	2,272,114	2,394,045	2,452,178	2,511,888	2,598,786
Loans and leases, net of unearned income	9,393,709	9,232,743	9,022,155	8,830,917	8,682,966
Total deposits	10,662,841	10,650,077	10,825,308	10,739,352	10,745,945
Long-term debt	81,742	83,967	87,767	81,714	62,848
Total shareholders’ equity	1,600,721	1,574,588	1,537,897	1,501,928	1,474,047
Nonperforming Assets:
Non-accrual loans and leases	$54,612	$64,533	$77,531	$92,173	$121,353
Loans and leases 90+ days past due, still accruing	1,925	2,406	1,949	1,226	1,479
Restructured loans and leases, still accruing	12,398	6,712	13,776	27,007	21,502

Non-performing loans (NPLs)	68,935	73,651	93,256	120,406	144,334

Other real estate owned	42,691	55,253	63,595	69,338	76,853

Non-performing assets (NPAs)	$111,626	$128,904	$156,851	$189,744	$221,187
Financial Ratios and Other Data:
Return on average assets	0.88%	0.96%	0.88%	0.85%	0.76%
Return on average shareholders’ equity	7.13%	7.86%	7.50%	7.32%	6.69%
Return on tangible equity	8.83%	9.74%	9.28%	9.16%	8.29%
Pre-tax pre-provision return on average assets	1.26%	1.39%	1.28%	1.22%	1.02%
Non-interest income to average assets	2.12%	2.17%	2.06%	1.99%	1.92%
Non-interest expense to average assets	4.08%	3.97%	3.93%	3.91%	3.97%
Net interest margin-fully taxable equivalent	3.62%	3.59%	3.54%	3.52%	3.45%
Net interest rate spread	3.50%	3.48%	3.43%	3.39%	3.32%
Efficiency ratio (tax equivalent)	75.19%	72.76%	74.16%	75.00%	78.11%
Loan/deposit ratio	88.87%	87.27%	83.87%	83.15%	81.85%
Price to earnings mult (avg)	16.64	21.00	23.33	25.68	22.66
Market value to book value	120.13%	148.53%	154.13%	160.04%	128.22%
Market value to book value (avg)	129.54%	143.72%	150.43%	143.60%	126.22%
Market value to tangible book value	149.58%	185.73%	192.80%	201.69%	159.50%
Market value to tangible book value (avg)	161.30%	179.75%	188.17%	180.98%	157.02%
Headcount FTE	3,938	3,981	3,981	4,005	3,994

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BXS Announces Third Quarter Results

October 20, 2014

BancorpSouth, Inc.

Selected Financial Information

(Dollars in thousands, except per share data)

(Unaudited)

	Quarter Ended 9/30/2014	Quarter Ended 6/30/2014	Quarter Ended 3/31/2014	Quarter Ended 12/31/2013	Quarter Ended 9/30/2013
Credit Quality Ratios:
Net charge-offs to average loans and leases (annualized)	0.13%	0.11%	0.16%	0.03%	0.35%
Provision for credit losses to average loans and leases (annualized)	0.00%	0.00%	0.00%	0.00%	0.02%
Allowance for credit losses to net loans and leases	1.51%	1.58%	1.65%	1.71%	1.76%
Allowance for credit losses to non-performing loans and leases	208.82%	199.77%	160.53%	127.27%	106.68%
Allowance for credit losses to non-performing assets	128.96%	114.14%	95.44%	80.76%	69.61%
Non-performing loans and leases to net loans and leases	0.72%	0.79%	1.03%	1.34%	1.65%
Non-performing assets to net loans and leases	1.17%	1.38%	1.73%	2.12%	2.52%
Equity Ratios:
Total shareholders’ equity to total assets	12.32%	12.24%	11.83%	11.61%	11.46%
Tangible shareholders’ equity to tangible assets	10.14%	10.03%	9.69%	9.44%	9.43%
Capital Adequacy:
Tier 1 capital	13.18%	13.09%	13.18%	12.99%	13.25%
Total capital	14.43%	14.35%	14.44%	14.25%	14.50%
Tier 1 leverage capital	10.47%	10.33%	10.04%	9.93%	9.93%
Estimated for current quarter
Common Share Data:
Basic earnings per share	$0.30	$0.32	$0.30	$0.29	$0.26
Diluted earnings per share	0.30	0.32	0.30	0.29	0.26
Cash dividends per share	0.08	0.05	0.05	0.05	0.05
Book value per share	16.77	16.54	16.19	15.89	15.55
Tangible book value per share	13.46	13.23	12.95	12.60	12.50
Market value per share (last)	20.14	24.57	24.96	25.42	19.94
Market value per share (high)	25.43	25.55	26.24	25.54	20.77
Market value per share (low)	20.11	22.16	22.46	19.64	17.76
Market value per share (avg)	21.72	23.78	24.36	22.81	19.63
Dividend payout ratio	25.03%	15.56%	16.80%	17.19%	19.15%
Total shares outstanding	96,065,021	96,046,057	96,004,679	95,231,691	95,211,602
Average shares outstanding - basic	96,052,260	96,034,475	95,629,890	95,217,203	95,201,238
Average shares outstanding - diluted	96,373,950	96,373,121	95,952,611	95,644,383	95,519,318
Yield/Rate:
(Taxable equivalent basis)
Loans, loans held for sale, and leases net of unearned income	4.36%	4.38%	4.48%	4.52%	4.55%
Available-for-sale securities:
Taxable	1.42%	1.45%	1.50%	1.51%	1.50%
Tax-exempt	5.37%	5.44%	5.58%	5.52%	5.61%
Short-term investments	0.22%	0.24%	0.25%	0.25%	0.25%
Total interest earning assets and revenue	3.89%	3.88%	3.85%	3.86%	3.85%
Deposits:	0.28%	0.28%	0.31%	0.34%	0.36%
Demand - interest bearing	0.17%	0.17%	0.17%	0.18%	0.18%
Savings	0.12%	0.12%	0.13%	0.13%	0.12%
Other time	0.96%	0.97%	1.06%	1.13%	1.18%
Short-term borrowings	0.10%	0.09%	0.07%	0.07%	0.07%
Total int bearing dep & s/t borrowings	0.36%	0.37%	0.39%	0.43%	0.45%
Junior subordinated debt	2.81%	2.81%	2.86%	2.96%	6.57%
Long-term debt	2.85%	2.84%	2.91%	2.94%	3.19%
Total interest bearing liabilities and expense	0.39%	0.40%	0.42%	0.46%	0.53%
Interest bearing liabilities to interest earning assets	71.07%	71.98%	73.51%	72.91%	74.15%
Net interest tax equivalent adjustment	$2,810	$2,860	$2,823	$2,893	$2,905

- MORE -

BXS Announces Third Quarter Results

October 20, 2014

BancorpSouth, Inc.

Consolidated Balance Sheets

(Unaudited)

	Sep-14	Jun-14	Mar-14	Dec-13	Sep-13
	(Dollars in thousands)
Assets
Cash and due from banks	$169,226	$201,196	$199,214	$208,961	$199,464
Interest bearing deposits with other banks	70,408	44,949	390,896	319,462	361,401
Available-for-sale securities, at fair value	2,211,462	2,332,192	2,426,758	2,466,989	2,554,156
Loans and leases	9,546,250	9,347,429	9,103,850	8,993,888	8,806,392
Less: Unearned income	35,708	35,768	35,474	35,873	33,277
Allowance for credit losses	143,950	147,132	149,704	153,236	153,974

Net loans and leases	9,366,592	9,164,529	8,918,672	8,804,779	8,619,141
Loans held for sale	137,005	105,643	62,867	69,593	77,114
Premises and equipment, net	307,497	310,515	314,367	315,260	314,441
Accrued interest receivable	42,311	40,697	42,666	42,150	43,034
Goodwill	291,498	291,498	286,800	286,800	275,173
Other identifiable intangibles	25,619	26,745	25,021	26,079	15,179
Bank owned life insurance	243,827	241,962	240,077	239,434	236,969
Other real estate owned	42,691	55,253	63,595	69,338	76,853
Other assets	163,421	170,708	172,622	180,888	143,228

Total Assets	$13,071,557	$12,985,887	$13,143,555	$13,029,733	$12,916,153

Liabilities
Deposits:
Demand: Noninterest bearing	$2,811,156	$2,718,242	$2,725,042	$2,644,592	$2,597,762
Interest bearing	4,498,275	4,511,760	4,583,481	4,582,450	4,493,359
Savings	1,311,874	1,299,203	1,297,344	1,234,130	1,220,227
Other time	2,080,232	2,141,209	2,205,923	2,312,664	2,406,598

Total deposits	10,701,537	10,670,414	10,811,790	10,773,836	10,717,946
Federal funds purchased and securities sold under agreement to repurchase	431,428	394,446	456,303	421,028	418,623
Short-term Federal Home Loan Bank borrowings and other short-term borrowing	2,000	2,000	—	—	—
Accrued interest payable	3,894	3,926	4,050	4,836	5,156
Junior subordinated debt securities	23,198	23,198	23,198	31,446	31,446
Long-term debt	81,742	83,835	85,835	81,714	83,500
Other liabilities	217,215	219,218	207,703	203,743	178,871

Total Liabilities	11,461,014	11,397,037	11,588,879	11,516,603	11,435,542
Shareholders’ Equity
Common stock	240,165	240,118	240,012	238,079	238,029
Capital surplus	322,488	321,952	320,969	312,900	312,798
Accumulated other comprehensive loss	(15,513)	(15,040)	(22,060)	(29,959)	(39,389)
Retained earnings	1,063,403	1,041,820	1,015,755	992,110	969,173

Total Shareholders’ Equity	1,610,543	1,588,850	1,554,676	1,513,130	1,480,611

Total Liabilities & Shareholders’ Equity	$13,071,557	$12,985,887	$13,143,555	$13,029,733	$12,916,153

- MORE -

BXS Announces Third Quarter Results

October 20, 2014

BancorpSouth, Inc.

Consolidated Average Balance Sheets

(Unaudited)

	Sep-14	Jun-14	Mar-14	Dec-13	Sep-13
	(Dollars in thousands)
Assets
Cash and due from banks	$155,876	$157,813	$168,056	$163,948	$163,322
Interest bearing deposits with other banks	120,707	145,530	449,207	471,695	487,075
Available-for-sale securities, at fair value	2,272,114	2,394,045	2,452,178	2,511,888	2,598,786
Loans and leases	9,430,043	9,269,469	9,058,081	8,864,983	8,715,894
Less: Unearned income	36,334	36,726	35,926	34,066	32,928
Allowance for credit losses	146,592	149,676	153,615	153,443	160,609

Net loans and leases	9,247,117	9,083,067	8,868,540	8,677,474	8,522,357
Loans held for sale	105,964	53,676	35,297	54,572	77,964
Premises and equipment, net	309,373	313,012	315,804	315,174	312,724
Accrued interest receivable	38,758	38,291	39,336	39,665	39,354
Goodwill	291,498	293,082	286,800	279,091	275,173
Other identifiable intangibles	26,031	25,271	25,420	18,658	15,446
Bank owned life insurance	242,718	240,736	239,969	237,657	235,708
Other real estate owned	49,123	60,822	69,086	77,211	86,545
Other assets	127,824	128,534	137,435	108,094	114,051

Total Assets	$12,987,103	$12,933,879	$13,087,128	$12,955,127	$12,928,505

Liabilities
Deposits:
Demand: Noninterest bearing	$2,766,626	$2,683,939	$2,647,376	$2,667,667	$2,551,812
Interest bearing	4,480,008	4,492,495	4,657,785	4,484,269	4,530,219
Savings	1,308,184	1,298,829	1,260,838	1,224,588	1,216,599
Other time	2,108,023	2,174,814	2,259,309	2,362,828	2,447,315

Total deposits	10,662,841	10,650,077	10,825,308	10,739,352	10,745,945
Federal funds purchased and securities sold under agreement to repurchase	444,017	435,505	458,436	469,245	441,807
Short-term Federal Home Loan Bank borrowings and other short-term borrowing	6,489	3,621	—	—	—
Accrued interest payable	3,940	3,926	4,400	5,051	5,391
Junior subordinated debt securities	23,198	23,198	23,748	31,446	86,074
Long-term debt	81,742	83,967	87,767	81,714	62,848
Other liabilities	164,155	158,997	149,572	126,391	112,393

Total Liabilities	11,386,382	11,359,291	11,549,231	11,453,199	11,454,458
Shareholders’ Equity
Common stock	240,123	240,071	238,853	238,038	237,997
Capital surplus	322,219	321,628	314,117	312,835	312,349
Accumulated other comprehensive loss	(14,827)	(16,663)	(23,644)	(32,267)	(43,695)
Retained earnings	1,053,206	1,029,552	1,008,571	983,322	967,396

Total Shareholders’ Equity	1,600,721	1,574,588	1,537,897	1,501,928	1,474,047

Total Liabilities & Shareholders’ Equity	$12,987,103	$12,933,879	$13,087,128	$12,955,127	$12,928,505

- MORE -

BXS Announces Third Quarter Results

October 20, 2014

BancorpSouth, Inc.

Consolidated Condensed Statements of Income

(Dollars in thousands, except per share data)

(Unaudited)

	Quarter Ended					Year Ended
	Sep-14	Jun-14	Mar-14	Dec-13	Sep-13	Sep-14	Sep-13
INTEREST REVENUE:
Loans and leases	$102,681	$99,962	$98,744	$99,989	$98,836	$301,387	$296,452
Deposits with other banks	68	87	276	299	310	431	1,395
Available-for-sale securities:
Taxable	6,646	7,133	7,547	7,963	8,218	21,326	25,323
Tax-exempt	3,607	3,669	3,715	3,810	3,866	10,991	11,737
Loans held for sale	920	648	317	449	731	1,885	2,090

Total interest revenue	113,922	111,499	110,599	112,510	111,961	336,020	336,997

INTEREST EXPENSE:
Interest bearing demand	1,956	1,905	1,920	2,036	2,061	5,781	7,609
Savings	410	402	391	387	383	1,203	1,318
Other time	5,083	5,249	5,890	6,746	7,271	16,222	22,983
Federal funds purchased and securities sold under agreement to repurchase	84	80	78	84	80	242	213
Long-term debt	612	619	629	605	501	1,860	1,204
Junior subordinated debt	164	162	168	235	1,424	494	7,141
Other	—	1	—	—	—	1	(3)

Total interest expense	8,309	8,418	9,076	10,093	11,720	25,803	40,465

Net interest revenue	105,613	103,081	101,523	102,417	100,241	310,217	296,532
Provision for credit losses	—	—	—	—	500	—	7,500

Net interest revenue, after provision for credit losses	105,613	103,081	101,523	102,417	99,741	310,217	289,032

NONINTEREST REVENUE:
Mortgage lending	6,938	9,089	3,394	9,605	5,134	19,421	35,372
Credit card, debit card and merchant fees	8,972	8,567	7,843	8,324	8,834	25,382	24,681
Deposit service charges	13,111	12,437	12,536	13,570	13,679	38,084	39,335
Security gains (losses), net	18	5	(4)	29	(5)	19	17
Insurance commissions	29,246	28,621	31,599	21,397	23,800	89,466	76,303
Wealth Management	5,961	5,828	5,916	5,320	6,057	17,705	17,646
Other	5,032	5,291	5,233	6,880	5,015	15,556	16,587

Total noninterest revenue	69,278	69,838	66,517	65,125	62,514	205,633	209,941

NONINTEREST EXPENSE:
Salaries and employee benefits	77,453	74,741	78,883	75,466	73,532	231,077	242,080
Occupancy, net of rental income	10,313	10,245	10,287	9,935	10,360	30,845	31,174
Equipment	4,205	4,169	4,499	4,298	4,555	12,873	14,088
Deposit insurance assessments	2,125	2,035	1,600	2,687	3,325	5,760	9,068
Write-off and amortization of bond issue cost	12	12	12	12	2,907	36	2,983
Other	39,591	36,752	31,426	35,432	34,718	107,769	107,626

Total noninterest expenses	133,699	127,954	126,707	127,830	129,397	388,360	407,019

Income before income taxes	41,192	44,965	41,333	39,712	32,858	127,490	91,954
Income tax expense	12,414	14,097	12,889	12,014	8,001	39,400	25,537

Net income	$28,778	$30,868	$28,444	$27,698	$24,857	$88,090	$66,417

Net income per share: Basic	$0.30	$0.32	$0.30	$0.29	$0.26	$0.92	$0.70

Diluted	$0.30	$0.32	$0.30	$0.29	$0.26	$0.92	$0.70

- MORE -

BXS Announces Third Quarter Results

October 20, 2014

BancorpSouth, Inc.

Selected Loan Data

(Dollars in thousands)

(Unaudited)

	Quarter Ended
	Sep-14	Jun-14	Mar-14	Dec-13	Sep-13
LOAN AND LEASE PORTFOLIO:
Commercial and industrial	$1,714,012	$1,699,803	$1,581,251	$1,529,249	$1,503,809
Real estate
Consumer mortgages	2,191,265	2,071,503	2,047,001	1,976,073	1,931,171
Home equity	518,263	506,988	498,283	494,339	490,361
Agricultural	242,023	238,003	229,602	234,576	234,547
Commercial and industrial-owner occupied	1,508,679	1,505,679	1,488,380	1,473,320	1,422,077
Construction, acquisition and development	819,636	772,162	748,027	741,458	723,609
Commercial real estate	1,916,577	1,901,759	1,847,983	1,846,039	1,795,352
Credit cards	109,464	109,186	105,988	111,328	105,112
All other	490,623	506,578	521,861	551,633	567,077

Total loans	$9,510,542	$9,311,661	$9,068,376	$8,958,015	$8,773,115

ALLOWANCE FOR CREDIT LOSSES:
Balance, beginning of period	$147,132	$149,704	$153,236	$153,974	$161,047
Loans and leases charged off:
Commercial and industrial	(306)	(860)	(201)	(837)	(889)
Real estate
Consumer mortgages	(1,510)	(1,682)	(1,945)	(1,435)	(2,996)
Home equity	(510)	(438)	(318)	(287)	(379)
Agricultural	(47)	(18)	(696)	(238)	(169)
Commercial and industrial-owner occupied	(1,229)	(936)	(1,206)	(1,041)	(1,684)
Construction, acquisition and development	(1,458)	(41)	(1,666)	(1,784)	(1,727)
Commercial real estate	(70)	(361)	(901)	(1,039)	(2,441)
Credit cards	(612)	(608)	(559)	(559)	(750)
All other	(743)	(671)	(583)	(1,108)	(837)

Total loans charged off	(6,485)	(5,615)	(8,075)	(8,328)	(11,872)

Recoveries:
Commercial and industrial	565	359	1,076	1,361	820
Real estate
Consumer mortgages	952	956	538	1,735	1,516
Home equity	157	182	184	97	66
Agricultural	45	26	9	34	48
Commercial and industrial-owner occupied	460	78	358	734	297
Construction, acquisition and development	392	808	1,637	2,483	953
Commercial real estate	286	226	323	784	221
Credit cards	116	135	131	133	164
All other	330	273	287	229	214

Total recoveries	3,303	3,043	4,543	7,590	4,299

Net charge-offs	(3,182)	(2,572)	(3,532)	(738)	(7,573)
Provision charged to operating expense	—	—	—	—	500

Balance, end of period	$143,950	$147,132	$149,704	$153,236	$153,974

Average loans for period	$9,393,709	$9,232,743	$9,022,155	$8,830,917	$8,682,966

Ratio:
Net charge-offs to average loans (annualized)	0.13%	0.11%	0.16%	0.03%	0.35%

- MORE -

BXS Announces Third Quarter Results

October 20, 2014

BancorpSouth, Inc.

Selected Loan Data

(Dollars in thousands)

(Unaudited)

	Quarter Ended
	Sep-14	Jun-14	Mar-14	Dec-13	Sep-13
NON-PERFORMING ASSETS
NON-PERFORMING LOANS AND LEASES:
Nonaccrual Loans and Leases
Commercial and industrial	$2,786	$2,917	$3,023	$3,079	$5,498
Real estate
Consumer mortgages	23,408	24,355	24,353	25,645	30,569
Home equity	2,073	2,116	2,740	3,695	3,287
Agricultural	638	595	651	1,260	4,086
Commercial and industrial-owner occupied	7,495	11,094	14,122	18,568	18,138
Construction, acquisition and development	6,070	9,202	9,968	17,567	26,127
Commercial real estate	11,102	13,406	21,496	20,972	31,468
Credit cards	168	132	168	119	196
All other	872	716	1,010	1,268	1,984

Total nonaccrual loans and leases	$54,612	$64,533	$77,531	$92,173	$121,353

Loans and Leases 90+ Days Past Due, Still Accruing:
Commercial and industrial	$60	$302	$287	$27	$15
Real estate
Consumer mortgages	1,590	1,607	1,307	888	1,178
Home equity	20	116	12	—	—
Agricultural	—	100	—	—	—
Commercial and industrial-owner occupied	—	—	—	—	—
Construction, acquisition and development	—	—	—	—	—
Commercial real estate	—	—	—	311	—
Credit cards	255	281	297	—	263
All other	—	—	46	—	23

Total loans and leases 90+ days past due, still accruing	1,925	2,406	1,949	1,226	1,479

Restructured Loans and Leases, Still Accruing	12,398	6,712	13,776	27,007	21,502

Total non-performing loans and leases	68,935	73,651	93,256	120,406	144,334

OTHER REAL ESTATE OWNED:	42,691	55,253	63,595	69,338	76,853

Total Non-performing Assets	$111,626	$128,904	$156,851	$189,744	$221,187

Additions to Nonaccrual Loans and Leases During the Quarter	$16,707	$13,748	$22,479	$18,556	$21,182

Loans and Leases 30-89 Days Past Due, Still Accruing:
Commercial and industrial	$3,753	$3,605	$2,616	$2,817	$1,909
Real estate
Consumer mortgages	13,013	11,448	12,236	14,150	10,914
Home equity	1,315	960	1,587	1,828	1,278
Agricultural	190	1,122	302	495	761
Commercial and industrial-owner occupied	2,364	6,340	3,248	4,081	1,995
Construction, acquisition and development	1,036	1,616	2,848	1,993	3,920
Commercial real estate	926	1,658	3,953	5,574	5,818
Credit cards	602	556	592	655	688
All other	1,196	1,490	963	2,189	1,634

Total Loans and Leases 30-89 days past due, still accruing	$24,395	$28,795	$28,345	$33,782	$28,917

Credit Quality Ratios:
Provision for credit losses to average loans and leases (annualized)	0.00%	0.00%	0.00%	0.00%	0.02%
Allowance for credit losses to net loans and leases	1.51%	1.58%	1.65%	1.71%	1.76%
Allowance for credit losses to non-performing loans and leases	208.82%	199.77%	160.53%	127.27%	106.68%
Allowance for credit losses to non-performing assets	128.96%	114.14%	95.44%	80.76%	69.61%
Non-performing loans and leases to net loans and leases	0.72%	0.79%	1.03%	1.34%	1.65%
Non-performing assets to net loans and leases	1.17%	1.38%	1.73%	2.12%	2.52%

- MORE -

BXS Announces Third Quarter Results

October 20, 2014

BancorpSouth, Inc.

Selected Loan Data

(Dollars in thousands)

(Unaudited)

	Quarter Ended
	Sep-14	Jun-14	Mar-14	Dec-13	Sep-13
REAL ESTATE CONSTRUCTION, ACQUISITION AND DEVELOPMENT (“CAD”) PORTFOLIO:
Outstanding Balance
Multi-family construction	$24,076	$15,874	$11,339	$7,702	$7,974
One-to-four family construction	220,066	226,252	221,790	224,286	203,988
Recreation and all other loans	33,015	35,364	36,897	36,868	41,762
Commercial construction	245,734	192,605	177,264	150,847	139,041
Commercial acquisition and development	121,439	122,380	122,051	128,157	136,206
Residential acquisition and development	175,306	179,687	178,686	193,598	194,638

Total outstanding balance	$819,636	$772,162	$748,027	$741,458	$723,609

Nonaccrual CAD Loans
Multi-family construction	$—	$—	$—	$—	$—
One-to-four family construction	1,239	2,603	2,824	2,937	3,249
Recreation and all other loans	1,060	981	919	728	782
Commercial construction	—	—	—	865	1,686
Commercial acquisition and development	2,033	1,835	2,224	6,890	11,150
Residential acquisition and development	3,086	3,783	4,001	6,147	9,260

Total nonaccrual CAD loans	$7,418	$9,202	$9,968	$17,567	$26,127

CAD Loans 90+ Days Past Due, Still Accruing:
Multi-family construction	$—	$—	$—	$—	$—
One-to-four family construction	—	—	—	—	—
Recreation and all other loans	—	—	—	—	—
Commercial construction	—	—	—	—	—
Commercial acquisition and development	—	—	—	—	—
Residential acquisition and development	—	—	—	—	—

Total CAD loans 90+ days past due, still accruing	$—	$—	$—	$—	$—

Restructured CAD Loans, Still Accruing
Multi-family construction	$—	$—	$—	$—	$—
One-to-four family construction	—	—	—	1,274	1,028
Recreation and all other loans	10	11	13	13	15
Commercial construction	—	—	—	346	348
Commercial acquisition and development	391	395	402	1,990	2,010
Residential acquisition and development	947	700	1,192	3,111	3,162

Total restructured CAD loans, still accruing	$1,348	$1,106	$1,607	$6,734	$6,563

Total Non-performing CAD loans	$8,766	$10,308	$11,575	$24,301	$32,690

CAD NPL as a % of Outstanding CAD Balance
Multi-family construction	—	—	—	—	—
One-to-four family construction	0.6%	1.2%	1.3%	1.9%	2.1%
Recreation and all other loans	3.2%	2.8%	2.5%	2.0%	1.9%
Commercial construction	0.0%	0.0%	0.0%	0.8%	1.5%
Commercial acquisition and development	2.0%	1.8%	2.2%	6.9%	9.7%
Residential acquisition and development	2.3%	2.5%	2.9%	4.8%	6.4%
Total CAD NPL as a % of outstanding CAD balance	1.1%	1.3%	1.5%	3.3%	4.5%

- MORE -

BXS Announces Third Quarter Results

October 20, 2014

BancorpSouth, Inc.

Selected Loan Data

(Dollars in thousands)

(Unaudited)

	September 30, 2014
	Pass	Special Mention	Substandard	Doubtful	Loss	Impaired	Total
LOAN PORTFOLIO BY INTERNALLY ASSIGNED GRADE:
Commercial and industrial	$1,685,887	$994	$25,536	$341	$—	$1,254	$1,714,012
Real estate
Consumer mortgages	2,098,275	—	88,742	—	—	4,248	2,191,265
Home equity	507,884	—	9,752	—	—	627	518,263
Agricultural	227,546	500	13,711	—	—	266	242,023
Commercial and industrial-owner occupied	1,443,345	3,685	57,572	142	—	3,935	1,508,679
Construction, acquisition and development	776,197	255	39,310	342	—	3,532	819,636
Commercial real estate	1,850,212	—	57,393	189	—	8,783	1,916,577
Credit cards	109,464	—	—	—	—	—	109,464
All other	471,065	—	19,382	—	—	176	490,623

Total loans	$9,169,875	$5,434	$311,398	$1,014	$—	$22,821	$9,510,542

	June 30, 2014
	Pass	Special Mention	Substandard	Doubtful	Loss	Impaired	Total
LOAN PORTFOLIO BY INTERNALLY ASSIGNED GRADE:
Commercial and industrial	$1,650,893	$16,307	$31,157	$—	$—	$1,446	$1,699,803
Real estate
Consumer mortgages	1,983,165	—	82,769	—	—	5,569	2,071,503
Home equity	496,451	—	9,903	—	—	634	506,988
Agricultural	224,337	509	12,724	—	—	433	238,003
Commercial and industrial-owner occupied	1,435,618	3,782	61,508	342	—	4,429	1,505,679
Construction, acquisition and development	721,572	255	43,238	576	—	6,521	772,162
Commercial real estate	1,814,209	—	76,286	350	—	10,914	1,901,759
Credit cards	109,186	—	—	—	—	—	109,186
All other	495,292	—	11,104	—	—	182	506,578

Total loans	$8,930,723	$20,853	$328,689	$1,268	$—	$30,128	$9,311,661

- MORE -

BXS Announces Third Quarter Results

October 20, 2014

BancorpSouth, Inc.

Geographical Information

(Dollars in thousands)

(Unaudited)

	September 30, 2014
	Alabama and Florida Panhandle	Arkansas*	Mississippi*	Missouri	Greater Memphis Area	Tennessee*	Texas and Louisiana	Corporate Banking and Other	Total
LOAN AND LEASE PORTFOLIO:
Commercial and industrial	$78,447	$184,004	$295,398	$21,656	$22,151	$87,812	$301,052	$723,492	$1,714,012
Real estate
Consumer mortgages	179,069	276,898	709,536	68,573	111,936	166,424	541,041	137,788	2,191,265
Home equity	70,133	40,706	168,679	21,146	70,006	80,539	64,831	2,223	518,263
Agricultural	7,204	73,145	55,899	3,065	13,757	11,895	72,511	4,547	242,023
Commercial and industrial-owner occupied	177,765	169,198	463,012	66,224	91,349	90,381	319,516	131,234	1,508,679
Construction, acquisition and development	120,547	71,224	214,651	21,009	74,120	116,058	173,894	28,133	819,636
Commercial real estate	273,560	329,167	281,569	198,130	108,243	110,457	427,991	187,460	1,916,577
Credit cards	—	—	—	—	—	—	—	109,464	109,464
All other	27,508	41,794	127,743	3,453	35,378	34,717	72,335	147,695	490,623

Total loans	$934,233	$1,186,136	$2,316,487	$403,256	$526,940	$698,283	$1,973,171	$1,472,036	$9,510,542

CAD PORTFOLIO:
Multi-family construction	$11,151	$1,122	$5	$—	$—	$8,725	$3,073	$—	$24,076
One-to-four family construction	39,432	14,450	50,009	3,883	11,238	58,286	42,309	459	220,066
Recreation and all other loans	887	6,221	11,813	564	4,186	1,680	7,664	—	33,015
Commercial construction	34,593	19,576	68,862	5,764	20,493	23,762	50,426	22,258	245,734
Commercial acquisition and development	10,514	15,986	35,132	5,450	17,617	7,906	27,227	1,607	121,439
Residential acquisition and development	23,970	13,869	48,830	5,348	20,586	15,699	43,195	3,809	175,306

Total CAD loans	$120,547	$71,224	$214,651	$21,009	$74,120	$116,058	$173,894	$28,133	$819,636

NON-PERFORMING LOANS AND LEASES:
Commercial and industrial	$1,306	$1,104	$365	$—	$25	$164	$557	$214	$3,735
Real estate
Consumer mortgages	1,871	1,301	6,573	1,126	2,940	2,183	2,375	8,951	27,320
Home equity	515	1	373	—	283	408	529	2	2,111
Agricultural	100	18	210	266	—	37	16	—	647
Commercial and industrial-owner occupied	816	3,569	5,574	102	663	763	453	4	11,944
Construction, acquisition and development	1,514	64	2,466	—	1,459	355	1,558	2	7,418
Commercial real estate	2,053	119	1,692	635	3,285	3,665	943	867	13,259
Credit cards	—	—	—	—	—	—	—	1,418	1,418
All other	—	46	382	—	10	334	296	15	1,083

Total loans	$8,175	$6,222	$17,635	$2,129	$8,665	$7,909	$6,727	$11,473	$68,935

NON-PERFORMING LOANS AND LEASES AS A PERCENTAGE OF OUTSTANDING:
Commercial and industrial	1.66%	0.60%	0.12%	0.00%	0.11%	0.19%	0.19%	0.03%	0.22%
Real estate
Consumer mortgages	1.04%	0.47%	0.93%	1.64%	2.63%	1.31%	0.44%	6.50%	1.25%
Home equity	0.73%	0.00%	0.22%	0.00%	0.40%	0.51%	0.82%	0.09%	0.41%
Agricultural	1.39%	0.02%	0.38%	8.68%	0.00%	0.31%	0.02%	0.00%	0.27%
Commercial and industrial-owner occupied	0.46%	2.11%	1.20%	0.15%	0.73%	0.84%	0.14%	0.00%	0.79%
Construction, acquisition and development	1.26%	0.09%	1.15%	0.00%	1.97%	0.31%	0.90%	0.01%	0.91%
Commercial real estate	0.75%	0.04%	0.60%	0.32%	3.03%	3.32%	0.22%	0.46%	0.69%
Credit cards	—	—	—	—	—	—	—	1.30%	1.30%
All other	0.00%	0.11%	0.30%	0.00%	0.03%	0.96%	0.41%	0.01%	0.22%

Total loans	0.88%	0.52%	0.76%	0.53%	1.64%	1.13%	0.34%	0.78%	0.72%

*	Excludes the Greater Memphis Area.

- MORE -

BXS Announces Third Quarter Results

October 20, 2014

BancorpSouth, Inc.

Selected Additional Information

(Dollars in thousands)

(Unaudited)

	September 30, 2014
	Alabama and Florida Panhandle	Arkansas*	Mississippi*	Missouri	Greater Memphis Area	Tennessee*	Texas and Louisiana	Other	Total
OTHER REAL ESTATE OWNED:
Commercial and industrial	$84	$—	$—	$—	$—	$—	$—	$—	$84
Real estate
Consumer mortgages	809	97	1,777	—	—	173	29	—	2,885
Home equity	—	—	188	—	—	—	—	—	188
Agricultural	—	—	216	—	462	—	—		678
Commercial and industrial-owner occupied	—	—	2,456	—	601	238	60	—	3,355
Construction, acquisition and development	8,318	83	9,957	37	12,156	2,817	140	—	33,508
Commercial real estate	796	288	646	—	—	121	—	—	1,851
All other	—	—	142	—	—	—	—	—	142

Total loans	$10,007	$468	$15,382	$37	$13,219	$3,349	$229	$—	$42,691

	Quarter Ended
	Sep-14	Jun-14	Mar-14	Dec-13	Sep-13
OTHER REAL ESTATE OWNED:
Balance, beginning of period	$55,253	$63,595	$69,338	$76,853	$88,438
Additions to foreclosed properties
New foreclosed property	3,476	4,144	4,855	7,868	9,536
Reductions in foreclosed properties
Sales	(14,429)	(10,269)	(8,767)	(14,272)	(19,333)
Writedowns	(1,609)	(2,217)	(1,831)	(1,111)	(1,788)

Balance, end of period	$42,691	$55,253	$63,595	$69,338	$76,853

FORECLOSED PROPERTY EXPENSE
Loss on sale of other real estate owned	$3,289	$1,073	$466	$949	$352
Writedown of other real estate owned	1,609	2,217	1,831	1,111	1,788
Other foreclosed property expense	823	912	258	771	1,158

Total foreclosed property expense	$5,721	$4,202	$2,555	$2,831	$3,298

*	Excludes the Greater Memphis Area.

- MORE -

BXS Announces Third Quarter Results

October 20, 2014

BancorpSouth, Inc.

Noninterest Revenue and Expense

(Dollars in thousands)

(Unaudited)

	Quarter Ended
	Sep-14	Jun-14	Mar-14	Dec-13	Sep-13
NONINTEREST REVENUE:
Mortgage lending	$6,938	$9,089	$3,394	$9,605	$5,134
Credit card, debit card and merchant fees	8,972	8,567	7,843	8,324	8,834
Service charges	13,111	12,437	12,536	13,570	13,679
Securities gains, net	18	5	(4)	29	(5)
Insurance commissions	29,246	28,621	31,599	21,397	23,800
Trust income	3,537	3,624	3,568	3,717	3,332
Annuity fees	461	695	772	566	719
Brokerage commissions and fees	1,963	1,509	1,576	1,037	2,005
Bank-owned life insurance	1,865	1,885	1,849	2,466	1,954
Other miscellaneous income	3,167	3,406	3,384	4,414	3,062

Total noninterest revenue	$69,278	$69,838	$66,517	$65,125	$62,514

NONINTEREST EXPENSE:
Salaries and employee benefits	$77,453	$74,741	$78,883	$75,466	$73,532
Occupancy, net of rental income	10,313	10,245	10,287	9,935	10,360
Equipment	4,205	4,169	4,499	4,298	4,555
Deposit insurance assessments	2,125	2,035	1,600	2,687	3,325
Amortization of bond issue cost	12	12	12	12	2,907
Advertising	1,192	1,331	632	1,436	1,210
Foreclosed property expense	5,721	4,202	2,555	2,831	3,298
Telecommunications	2,254	2,258	2,248	1,971	2,227
Public relations	950	857	822	972	1,105
Data processing	2,734	2,863	2,741	2,939	2,772
Computer software	2,488	2,851	2,423	2,197	2,190
Amortization of intangibles	1,126	1,148	1,058	819	686
Legal	2,620	3,002	1,878	2,537	4,626
Merger expense	188	1,009	560	—	—
Postage and shipping	1,103	1,116	1,287	1,133	1,027
Other miscellaneous expense	19,215	16,115	15,222	18,597	15,577

Total noninterest expense	$133,699	$127,954	$126,707	$127,830	$129,397

INSURANCE COMMISSIONS:
Property and casualty commissions	$22,746	$21,576	$19,987	$15,588	$18,372
Life and health commissions	5,128	5,549	5,010	4,525	4,061
Risk management income	708	617	705	648	628
Other	664	879	5,897	636	739

Total insurance commissions	$29,246	$28,621	$31,599	$21,397	$23,800

- MORE -

BXS Announces Third Quarter Results

October 20, 2014

BancorpSouth, Inc.

Selected Additional Information

(Dollars in thousands)

(Unaudited)

	Quarter Ended
	Sep-14	Jun-14	Mar-14	Dec-13	Sep-13
MORTGAGE SERVICING RIGHTS:
Fair value, beginning of period	$52,272	$53,436	$54,662	$51,025	$49,001
Additions to mortgage servicing rights:
Originations of servicing assets	2,400	2,565	1,460	1,984	3,826
Changes in fair value:
Due to payoffs/paydowns	(1,559)	(1,616)	(1,138)	(1,240)	(1,560)
Due to change in valuation inputs or assumptions used in the valuation model	648	(2,111)	(1,547)	2,894	(240)
Other changes in fair value	(2)	(2)	(1)	(1)	(2)

Fair value, end of period	$53,759	$52,272	$53,436	$54,662	$51,025

MORTGAGE LENDING REVENUE:
Origination	$3,736	$8,758	$1,964	$3,590	$2,862
Servicing	4,113	4,058	4,115	4,361	4,072
MSR payoffs/paydowns	(1,559)	(1,616)	(1,138)	(1,240)	(1,560)
MSR valuation adjustment	648	(2,111)	(1,547)	2,894	(240)

Total mortgage lending revenue	$6,938	$9,089	$3,394	$9,605	$5,134

Mortgage loans serviced	$5,649,897	$5,630,192	$5,568,828	$5,577,325	$5,543,619
MSR/mtg loans serviced	0.95%	0.93%	0.96%	0.98%	0.92%
AVAILABLE-FOR-SALE SECURITIES, at fair value
U.S. Government agencies	$1,238,088	$1,333,368	$1,419,269	$1,458,349	$1,519,459
Government agency issued residential mortgage-back securities	218,748	229,414	241,596	250,234	268,367
Government agency issued commercial mortgage-back securities	237,325	237,321	234,059	230,912	229,412
Obligations of states and political subdivisions	509,304	520,897	523,811	519,405	528,889
Other	7,997	11,192	8,023	8,089	8,029

Total available-for-sale securities	$2,211,462	$2,332,192	$2,426,758	$2,466,989	$2,554,156

- MORE -

BXS Announces Third Quarter Results

October 20, 2014

BancorpSouth, Inc.

Reconciliation of Non-GAAP Measures

(Dollars in thousands, except per share amounts)

(Unaudited)

Management evaluates the Company’s capital position and operating performance by utilizing certain financial measures not calculated in accordance with U.S. Generally Accepted Accounting Principles (GAAP), including tangible shareholders’ equity to tangible assets, return on tangible equity, pre-tax pre-provision return on average assets, tangible book value per share, and operating earnings per share. The Company has included these non-GAAP financial measures in this news release for the applicable periods presented. Management believes that the presentation of these non-GAAP financial measures (i) provides important supplemental information that contributes to a proper understanding of the Company’s operating performance, (ii) enables a more complete understanding of factors and trends affecting the Company’s business and (iii) allows investors to evaluate the Company’s performance in a manner similar to Management, the financial services industry, bank stock analysts and bank regulators. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are presented in the tables below. These non-GAAP financial measures should not be considered as substitutes for GAAP financial measures, and the Company strongly encourages investors to review the GAAP financial measures included in this news release and not to place undue reliance upon any single financial measure. In addition, because non-GAAP financial measures are not standardized, it may not be possible to compare the non-GAAP financial measures presented in this news release with other companies’ non-GAAP financial measures having the same or similar names.

Reconciliation of Pre-tax, Pre-provision Earnings and Net Operating Income:

	Quarter ended
	9/30/2014	6/30/2014	3/31/2014	12/31/2013	9/30/2013
Net income	$28,778	$30,868	$28,444	$27,698	$24,857
Plus: Provision for credit losses	—	—	—	—	500
Income tax expense	12,414	14,097	12,889	12,014	8,001

Pre-tax, pre-provision earnings	$41,192	$44,965	$41,333	$39,712	$33,358

Net income	$28,778	$30,868	$28,444	$27,698	$24,857
Plus: Merger expense, net of tax	117	626	347	—	—
One time charge for BSA, net of tax	1,903	—	—	—	—
Legal charge, net of tax	—	—	—	—	1,085
Write off unamortized TRUPS issue cost, net of tax	—	—	—	—	1,789

Net operating income	$30,798	$31,494	$28,791	$27,698	$27,731

- MORE -

BXS Announces Third Quarter Results

October 20, 2014

BancorpSouth, Inc.

Reconciliation of Non-GAAP Measures

(Dollars in thousands, except per share amounts)

(Unaudited)

Reconciliation of Tangible Assets and Tangible Shareholders’ Equity to

Total Assets and Total Shareholders’ Equity:

	Quarter ended
	9/30/2014	6/30/2014	3/31/2014	12/31/2013	9/30/2013
Tangible assets
Total assets	$13,071,557	$12,985,887	$13,143,555	$13,029,733	$12,916,153
Less: Goodwill	291,498	291,498	286,800	286,800	275,173
Other identifiable intangible assets	25,619	26,745	25,021	26,079	15,179

Total tangible assets	$12,754,440	$12,667,644	$12,831,734	$12,716,854	$12,625,801
Tangible shareholders’ equity
Total shareholders’ equity	$1,610,543	$1,588,850	$1,554,676	$1,513,130	$1,480,611
Less: Goodwill	291,498	291,498	286,800	286,800	275,173
Other identifiable intangible assets	25,619	26,745	25,021	26,079	15,179

Total tangible shareholders’ equity	$1,293,426	$1,270,607	$1,242,855	$1,200,251	$1,190,259
Total average assets	$12,987,103	$12,933,879	$13,087,128	$12,955,127	$12,928,505
Total common shares outstanding	96,065,021	96,046,057	96,004,679	95,231,691	95,211,602
Average shares outstanding-diluted	96,373,950	96,373,121	95,952,611	96,644,383	95,519,318
Tangible shareholders’ equity to tangible assets*	10.14%	10.03%	9.69%	9.44%	9.43%
Return on tangible equity **	8.83%	9.74%	9.28%	9.16%	8.29%
Pre-tax pre-provision return on average assets ***	1.26%	1.39%	1.28%	1.22%	1.02%
Tangible book value per share****	$13.46	$13.23	$12.95	$12.60	$12.50
Operating earnings per share*****	$0.32	$0.33	$0.30	$0.29	$0.29

*	Tangible shareholders’ equity to tangible assets is defined by the Company as total shareholders’ equity less goodwill and other identifiable intangible assets, divided by the difference of total assets less goodwill and other identifiable intangible assets.
**	Return on tangible equity is defined by the Company as annualized net income divided by tangible shareholders’ equity.
***	Pre-tax pre-provision return on average assets is defined by the Company as annualized pre-tax pre-provision earnings divided by total average assets.
****	Tangible book value per share is defined by the Company as tangible shareholders’ equity divided by total common shares outstanding.
*****	Operating earnings per share is defined by the Company as net operating income divided by average shares outstanding-diluted.

- END -